SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 8, 1997

                           DavCo Restaurants, Inc.
            (Exact name of registrant as specified in its charter)


Delaware                        000-22006            52-1633813
(State or other jurisdiction    (Commission          (IRS Employer
 of incorporation)               File Number)         Identification No.)

1657 Crofton Boulevard
Crofton, Maryland                                     21114
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code  (410) 721-3770

Not Applicable
(Former name or former address, if changed since last report)


Item 5.        Other Events.

          DavCo Restaurants, Inc. ("DavCo") and
Wendy's International, Inc. ("Wendy's") have entered into a binding letter of intent, effective as of May 8, 1997 (the "Letter of Intent"). The Letter of Intent sets forth the terms of a new Master Franchise Agreement to be entered into by DavCo and Wendy's which will amend certain provisions of the various current franchise agreements between the parties. The amendments described in the Letter of Intent include, among other things, extending the DavCo Development
Agreement to 2015, permitting Southern Hospitality
Corporation, as subsidiary of DavCo, to build five additional restaurants in the Nashville, Tennessee area, terminating Wendy's right of first refusal with respect to DavCo's St. Louis metropolitan operations, permitting DavCo to operate other non-Wendy's businesses, and reducing the restrictions on the ownership of DavCo. A copy of the Letter of Intent is attached hereto as Exhibit 10.54.

Item 7.        Financial Statements, Pro Forma
               Financial Information and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

          10.54  Letter of Intent, dated as of April
          28, 1997, effective as of May 8, 1997, by and among Wendy's International, Inc.,
          DavCo Restaurants, Inc., MDF, Inc.,
          Southern Hospitality Corporation, Citicorp
          Venture Capital, Ltd., Harvey Rothstein
          and Ronald Kirstien.


SIGNATURE

          Pursuant to the requirements of the
Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DAVCO RESTAURANTS, INC.



                              By:    /S/ Ronald D. Kirstien
                                     -----------------------
                              Name:  Ronald D. Kirstien
                              Title: President and Director


Dated:    June 10, 1997